Exhibit 99.1

COSTCO WHOLESALE CORPORATION ANNOUNCES

AN INCREASE IN ITS QUARTERLY CASH DIVIDEND

ISSAQUAH, Wash., April 25, 2006,—Costco Wholesale Corporation (Nasdaq: COST) today announced that its Board of Directors has declared a quarterly cash dividend on Costco Wholesale common stock and approved an increase from $.115 to $.13 per share each quarter, or $.52 per share on an annualized basis. The dividend of $.13 per share declared today is payable May 26, 2006, to shareholders of record at the close of business on May 10, 2006.

Costco currently operates 473 warehouses, including 346 in the United States and Puerto Rico, 68 in Canada, 17 in the United Kingdom, five in Korea, four in Taiwan, five in Japan and 28 in Mexico. The Company also operates Costco Online, an electronic commerce web site, at www.costco.com and at www.costco.ca in Canada. The Company plans to open an additional 17 to 19 new warehouses, including the relocation of one warehouse to a larger and better-located facility, prior to the end of its 53-week fiscal year ending on September 3, 2006.

CONTACTS:	Costco Wholesale Corporation
Richard Galanti, 425/313-8203
Bob Nelson, 425/313-8255
Jeff Elliott, 425/313-8264